UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2018

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

982 Keynote Circle

Brooklyn Heights, OH 44131

(Address of Principal Executive Offices)  (Zip Code)

(216) 676-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

                                          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2018, GrafTech International Ltd. (the “Company”) announced that David J. Rintoul will join the Company as President and Chief Executive Officer (“CEO”) of the Company, effective March 1, 2018, replacing Jeffrey C. Dutton.  Mr. Dutton is expected to continue to serve as a director on the Company’s Board of Directors and Mr. Rintoul is expected to become a director.

Prior to joining GrafTech, Mr. Rintoul, age 60, served as President of U.S. Steel Tubular Products and as a Senior Vice President of United States Steel Corporation (“U.S. Steel”). Before that, Mr. Rintoul has served in various roles at U.S. Steel since 2007, including oversight of U.S. Steel’s Slovak and Serbian operations. Mr. Rintoul’s career in the steel industry spans 38 years with positions at both integrated and mini mill producers in the United States, Europe and Canada, including extensive mini-mill operational experience at North Star Bluescope Steel in Delta, Ohio from 2001 to 2005 and from construction through full operations at Acme Steel Company in Riverdale, Illinois from 1995 to 2001. Mr. Rintoul holds an Associate’s degree in Mechanical Engineering Technology from Sault College of Applied Arts and Technology, a Bachelor’s degree in Business Administration from Lake Superior State University and a Master’s degree in Business Administration from the University of Notre Dame.

On January 24, 2018, in connection with Mr. Rintoul’s appointment as President and CEO of the Company, the Company entered into a term sheet with Mr. Rintoul outlining the principal terms and conditions of his employment, which will be replaced and superseded by a formal letter agreement (the “Agreement”). The term sheet provides that Mr. Rintoul is entitled to an annual base salary of $625,000 and is eligible to participate in the Company’s short-term incentive plan (with a target bonus of 100% of base salary).

The term sheet also provides that Mr. Rintoul will receive a one-time grant of stock options (the “Options”) at the time of the launch of an initial public offering to purchase shares with a value on the date of grant equal to ten times his annual base salary. The term sheet provides that the Options will vest ratably over the five year period following the date of grant, subject to acceleration under certain circumstances.

In the event that Mr. Rintoul’s employment is terminated by the Company without Just Cause or by Mr. Rintoul for Good Reason (as such terms are defined in the Agreement), the term sheet provides that Mr. Rintoul will be entitled to a payment equal to 12 months’ base salary plus bonus.

A copy of the press release issued on January 31, 2018 announcing these management changes is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description

99.1	Press release of GrafTech International Ltd., dated January 31, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	February 5, 2018	By:	/s/ Quinn J. Coburn
Quinn J. Coburn
Vice President and Chief Financial Officer